Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2020

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2020.

Revenues from Operations for the three months ended October 31, 2020 amounted to $4,834,994 compared to revenues of $5,035,915 in the comparable 2019 three-month period.

Net loss from Operations for the three months ended October 31, 2020 was ($415,424), or ($.21) per share, compared to net income from Operations of $128,544, or $.06 per share, in the comparable 2019 three- month period.

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Dated: December 9, 2020